Execution Version

THIRTEENTH AMENDMENT TO LOAN AND SECURITY AGREEMENT

THIS THIRTEENTH AMENDMENT TO LOAN AND SECURITY AGREEMENT (this “Agreement”) is entered into as of this 31st day of January, 2020 (the “Effective Date”), by and among Gerber Finance Inc. (“Lender”), KBS Builders, Inc., a Delaware corporation, (the “Borrower”), ATRM Holdings, Inc., a Minnesota corporation, and Digirad Corporation, a Delaware corporation (individually or collectively, as the context may require, “Guarantor”), having an address at 1048 Industrial Court, Suwanee, GA 30024.

RECITALS

A.                 Lender and Borrower entered into a Loan and Security Agreement dated as of February 23, 2016, as amended by (i) the First Amendment to Loan and Security Agreement dated November 30, 2016, (ii) the Second Amendment to Loan and Security Agreement dated November 30, 2016, (iii) the Third Amendment to Loan and Security Agreement dated June 30, 2017, (iv) the Fourth Amendment to Loan and Security Agreement dated July 19, 2017, (v) the Fifth Amendment to Loan and Security Agreement dated September 29, 2017, (vi) the Sixth Amendment to Loan and Security Agreement dated December 22, 2017, (vii) a series of emails between representatives of the parties sent January 12 - 14, 2018 characterized as a Seventh Agreement of Amendment to Loan and Security Agreement), (viii) the Eight Amendment to Loan and Security Agreement dated October 1, 2018, (ix) the Ninth Amendment to Loan and Security Agreement dated February 22, 2019, (x) the Tenth Amendment to Loan and Security Agreement dated April 1, 2019, (xi) the Eleventh Amendment to Loan and Security Agreement dated April 15, 2019, and (xii) Consent and Acknowledgement Agreement and Twelfth Amendment to Loan Agreement dated September 10, 2019 (such Loan and Security Agreement, as so amended and as it may be further amended, restated, supplemented or otherwise modified from time to time, being the “Loan Agreement”). Capitalized terms used herein and not otherwise defined shall have the respective meanings ascribed thereto in the Loan Agreement.

B.                 The Loans are secured by, among other things, Guarantor’s guaranty by its execution of the Loan Agreement or its amendment as a Corporate Credit Party (“Guaranty”).

C.                 Pursuant to Pledge and Security Agreement dated October 4, 2016, as amended (“Pledge Agreement”), Lone Star Value Investors, L.P. pledged $3,300,000 of cash collateral (“Cash Collateral”) to secure the Obligations of EdgeBuilder, Inc. and Glenbrook Building Supply, Inc. to Lender in Loan and Security Agreement dated October 4, 2016 as amended (‘EGBL Obligations”) and Obligations of Borrower, of which Cash Collateral $300,000 remains to secure the Loans.

D.                 ATRM Holdings, Inc. has executed a Subordination Agreement dated June 30, 2017 and is a Subordinated Lender as defined in the Loan Agreement.

E.                  Lone Star Co-Invest I, LP has executed a Subordination Agreement dated January 12, 2018 and June 1, 2018; Lone Star Value Management, LLC has executed a Subordination Agreement dated December 18, 2018; and each is a Subordinated Lender as defined in the Loan Agreement.

F.                  Digirad Corporation has executed a Subordination Agreement dated December 20, 2018, and is a Subordinated Lender as defined in the Loan Agreement.

G.                 Star Procurement, LLC has executed a Subordination Agreement dated January 2, 2019 and is a Subordinated Lender as defined in the Loan Agreement.

H.                 The Note, the Guaranty, each Subordination Agreement, the Loan Agreement, and all other Credit Documents and Ancillary Loan Documents executed by Borrower and Guarantor, Credit Parties and Ancillary Credit Parties and/or others in connection with the Loans in effect and as amended prior to the date hereof are hereafter collectively referred to as the “Original Loan Documents.” The Original Loan Documents, as further amended by this Agreement, and any and all other documents executed in connection with this Agreement, all as same may be further modified, amended, restated, consolidated, renewed, or replaced are hereafter collectively referred to as the “Loan Documents.”

NOW, THEREFORE, in consideration of the covenants and agreements set forth herein, in consideration of the Recitals above which are incorporated into and made a part of this Agreement and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.                Amendments to Loan Documents. Borrower, each Guarantor, each Credit Party each Ancillary Credit Party and Lender agree (or to the extent they are not a party thereto, acknowledge) that the Loan Documents are hereby amended as of the Effective Date as follows:

(a)                          The following definitions as set forth in Section 1.1 of the Loan Agreement are hereby inserted in the place of existing definitions as follows:

“Ancillary Credit Parties” means each Person (other than Lender) that executes any or multiple Credit Documents but not the Loan Agreement including but not limited to Jeffrey E. Eberwein, who has executed two separate instruments of Guaranty, Lone Star Value Investors, LP which has executed the Pledge and Security Agreement, as amended, and MUFG Union Bank, N.A., which has executed the Securities Account Control Agreement, as amended, Lone Star Co-Invest I, LP which has executed a Subordination Agreement dated January 12, 2018 and June 1, 2018, Lone Star Value Management, LLC which has executed a Subordination Agreement dated December 14, 2018, and Star Procurement, LLC which has executed a Subordination Agreement dated January 2, 2019.

“Guarantor” means each Person which now or hereafter executes a Guaranty or a support, put or other similar agreement in favor of Lender in connection with the transactions contemplated by this Agreement who is not an Ancillary Guarantor, including but not limited to ATRM Holdings, Inc., a Minnesota corporation and Digirad Corporation, a Delaware corporation.

“Obligations” means all obligations under any Guaranty and all Loans, all advances, debts, liabilities, obligations, covenants and duties owing by any Credit Party or Ancillary Credit Party to Lender (or any corporation that directly or indirectly controls or is controlled by or is under common control with Lender) of every kind and description (whether or not evidenced by any note or other instrument and whether or not for the payment of money or the performance or non-performance of any act), direct or indirect, absolute or contingent, due or to become due, contractual or tortious, liquidated or unliquidated, whether existing by operation of law or otherwise now existing or hereafter arising including any debt, liability or obligation owing from any Credit Party to others which Lender may have obtained by assignment or otherwise and further including all interest (including interest accruing at the then applicable rate provided in this Agreement after the maturity of the Loans and interest accruing at the then applicable rate provided in this Agreement after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding), fees, charges or any other payments any Credit Party is required to make or pay by law or otherwise arising under or as a result of this Agreement or any other Credit Document, together with all reasonable expenses and reasonable attorneys’ fees chargeable to any Borrower’s account or incurred by Lender in connection with any Borrower’s account whether provided for herein or in any Credit Document. The term includes the “Obligations” of Star Real Estate Holdings USA, Inc., a Delaware corporation, 300 Park Street, LLC, a Delaware limited liability company, 947 Waterford Road, LLC, a Delaware limited liability company, 56 Mechanic Falls Road, LLC, a Delaware limited liability company, as “Borrowers” and as separately defined in any Loan and Security Agreement now or hereafter executed by any or all of them and Lender. The term also includes the “Obligations” of EdgeBuilder, Inc., a Delaware corporation and Glenbrook Building Supply, Inc., a Delaware corporation, as “Borrowers” and as separately defined in any Loan and Security Agreement now or hereafter executed by any or all of them and Lender.”

“Subordinated Lender” means collectively, any Person who now or hereafter enters into a Subordination Agreement with Lender with respect to amounts owed by any Credit Party to such Subordinated Lender, including but not limited to ATRM Holdings, Inc., Premier Bank, Digirad Corporation, Lone Star Value Co-Invest I, LP, Lone Star Value Management, LLC and Star Procurement, LLC.”

(b)               A new Section 12.1(o) is added to the Loan Agreement as follows:

“(o) an Event of Default otherwise defined in any document, agreement, instrument or note evidencing Obligations.”

2.                  Borrower Confirmation of Loan Documents. Nothing contained herein shall limit, impair, terminate or revoke the obligations of the parties under the Loan Documents, and such obligations shall continue in full force and effect in accordance with the respective terms and provisions of the Loan Documents, as modified hereby. Borrower hereby ratifies and agrees to pay when due all sums due or to become due or owing under the Loan Agreement or the other Loan Documents and the parties shall hereafter faithfully perform all of its obligations under and be bound by all of the provisions of the Loan Documents, as modified hereby, and hereby ratifies and reaffirms all of its obligations and liabilities under the Loan Documents, as modified hereby.

3.                  Same Indebtedness; Priority of Liens Not Affected. This Agreement and the execution of the other documents required to be executed in connection herewith do not constitute the creation of a new debt or the extinguishment of the debt evidenced by the Loan Documents, nor will they in any way affect or impair the liens and security interests created by the Loan Documents except as otherwise provided with respect to the Discharge. The parties agree that the lien and security interests created by the Loan Documents continue to be in full force and effect, unaffected and unimpaired by this Agreement and that said liens and security interests shall so continue in their perfection and priority until the Obligations secured by the Loan Documents are fully discharged.

4.                  Release and Covenant Not to Sue. Each of Borrower and Guarantor and the Credit Parties on behalf of itself and its affiliates, heirs, successors and assigns (collectively, “Releasing Parties”), hereby releases and forever discharges Lender, any trustee of the Loans, any servicer of the Loans, each of their respective predecessors-in-interest and successors and assigns, together with the officers, directors, partners, employees, investors, certificate holders and agents of each of the foregoing (collectively, the “Lender Parties”), from all debts, accountings, bonds, warranties, representations, covenants, promises, contracts, controversies, agreements, claims, damages, judgments, executions, actions, inactions, liabilities, demands or causes of action of any nature, at law or in equity, known or unknown, which such Releasing Party has or had prior to and including the date hereof relating in any manner whatsoever to matters arising out of: (a) the Loans, including, without limitation, its funding, administration and servicing; (b) the Loan Documents; or (c) any reserve and/or escrow balances held by Lender or any servicers of the Loans.

5.                  Indemnity. Borrower, Guarantor and each of the Credit Parties, jointly and severally, agree to reimburse, defend, indemnify and hold Lender harmless from and against any and all liabilities, claims, damages, penalties, reasonable expenditures, losses or charges (including, but not limited to, all reasonable legal fees and court costs), which may now or in the future be undertaken, suffered, paid, awarded, assessed or otherwise incurred as a result of or arising out of any fraudulent conduct of Borrower, Guarantor or any Credit Party in connection with this Agreement or of any breach of any of the representations or warranties made in any material respect.

6.                  Costs and Expenses. The following fees, costs and expenses charged or incurred by Lender as a result of the Loans to Borrower in connection with this Agreement and the actions contemplated hereunder shall be paid by the Borrower: (i) reasonable attorney's fees incurred by Lender's counsel; (ii) all out of pocket costs and expenses incurred by Lender. To the extent that Borrower fails to satisfy any obligation under this Section 6, Guarantor shall be liable.

7.                  Notices. With respect to all notices or other written communications hereunder, such notice or written communication shall be given in writing, and shall be deemed effective upon delivery by a recognized next-day courier service, pursuant to the Loan Agreement, as amended by this Agreement to:

Name:	Gerber Finance Inc.
Address:	8 West 40th Street, 14th Floor
New York, New York 10018
Attention:	Gerald L. Joseph
Telephone:	(212) 888-3833
Facsimile:	(212) 888-1637

Name:	KBS Builders, Inc.
Address:	300 Park Street
South Paris, Maine 04271
Attention:	David J. Noble
Telephone:	(651) 235-6430
Facsimile:	(651) 704-1820

Name:	ATRM Holdings, Inc.
Address:	53 Forest Avenue
Old Greenwich, CT 06870
Attention:	David J. Noble
Telephone:	(651) 235-6430
Facsimile:	(651) 704-1820

Name:	Digirad Corporation
Address:	1048 Industrial Court
Suwanee, GA 30024
Attention:	David Noble, Chief Financial Officer
Telephone:	(203) 489-9502
Facsimile:	(858) 726-1546

8.                  Loan Documents. This Agreement and all other documents executed in connection herewith shall each constitute a Loan Document for all purposes under the Note, the Guaranty, the Subordination Agreement, the Loan Agreement and the other Loan Documents. All references in each of the Loan Documents to the Loan Agreement shall be deemed to be a reference to the Loan Agreement as amended by this Agreement and as the same may be further amended, restated, replaced, supplemented, renewed, extended or otherwise modified from time to time. All references in each of the Loan Documents to the Loan Documents or to any particular Loan Document shall be deemed to be a reference to such Loan Documents as amended by this Agreement, and as the same may be further amended, restated, replaced, supplemented, renewed, extended or otherwise modified from time to time. All references in the Loan Documents to a particular section of a Loan Document shall be deemed to be a reference to the particular section of such Loan Document as amended by this Agreement, and as the same may be further amended, restated, replaced, supplemented, renewed, extended or otherwise modified from time to time.

9.                  No Other Amendments. Except as expressly amended hereby, each Loan Document shall remain in full force and effect in accordance with its terms and provisions, without any waiver, amendment or modification of any provision thereof.

10.              No Further Modifications. This Agreement may not be amended, modified or otherwise changed in any manner except by a writing executed by all of the parties hereto.

11.              Severability. In case any provision of this Agreement shall be invalid, illegal, or unenforceable, such provision shall be deemed to have been modified to the extent necessary to make it valid, legal and enforceable. The validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

12.              Successors and Assigns. This Agreement is binding on, and shall inure to the benefit of the parties hereto, their administrators, executors, and successors and assigns; provided, however, that Borrower and each Guarantor may only assign its rights hereunder to the extent permitted in the Loan Documents.

13.               Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, without giving effect to the conflict of laws provisions of said state.

14.                Entire Agreement. This Agreement constitutes all of the agreements among the parties relating to the matters set forth herein and supersedes all other prior or concurrent oral or written letters, agreements and understandings with respect to the matters set forth herein.

15.               Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed is deemed to be an original and all of which taken together constitute but one and the same agreement. Delivery of an executed counterpart of this Agreement by facsimile or other electronic method of transmission shall be equally as effective as delivery of an original executed counterpart of this Agreement. Any party delivering an executed counterpart of this Agreement by facsimile or other electronic method of transmission also shall deliver an original executed counterpart of this Agreement but the failure to deliver an original executed counterpart shall not affect the validity, enforceability, and binding effect of this Agreement.

16.               WAIVER OF TRIAL BY JURY. BORROWER, GUARANTOR, EACH OF THE CREDIT PARTIES AND LENDER EACH HEREBY AGREES NOT TO ELECT A TRIAL BY JURY, AND WAIVES ANY RIGHT TO TRIAL BY JURY FULLY TO THE EXTENT THAT ANY SUCH RIGHT SHALL NOW OR HEREAFTER EXIST WITH REGARD TO THIS AGREEMENT, THE LOAN DOCUMENTS, OR ANY CLAIM, COUNTERCLAIM OR OTHER ACTION ARISING IN CONNECTION THEREWITH. THIS WAIVER OF RIGHT TO TRIAL BY JURY IS GIVEN KNOWINGLY AND VOLUNTARILY AND IS INTENDED TO ENCOMPASS INDIVIDUALLY EACH INSTANCE AND EACH ISSUE AS TO WHICH THE RIGHT TO A TRIAL BY JURY WOULD OTHERWISE ACCRUE. LENDER IS HEREBY AUTHORIZED TO FILE A COPY OF THIS PARAGRAPH IN ANY PROCEEDING AS CONCLUSIVE EVIDENCE OF THIS WAIVER.

[Signatures appear on the following pages]

IN WITNESS WHEREOF, the undersigned have caused this Agreement to be executed as of the day and year first above written.

LENDER:

GERBER FINANCE, INC.

By:	/s/ Jennifer Palmer
	Name:	Jennifer Palmer
	Title:	Chief Executive Officer

BORROWER:

KBS BUILDERS, INC.

By:	/s/ Matthew Mosher
	Name:	Matthew Mosher
	Title:	General Manager

GUARANTOR

ATRM HOLDINGS, INC.

By:	/s/ David J. Noble
	Name:	David J. Noble
	Title:	President

DIGIRAD CORPORATION

By:	/s/ Matthew G. Molchan
	Name:	Matthew G. Molchan
	Title:	President and Chief Executive Officer

[Signature Page to Thirteenth Amendment to Loan and Security Agreement]